Exhibit 10.12

THIRD AMENDMENT

TO

EIGHTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.
STOCK PURCHASE AND SAVINGS PROGRAM

WHEREAS, Owens-Illinois, Inc. (the “Employer”) sponsors the Owens-Illinois, Inc.  Stock Purchase and Savings Program (the “Plan”); and

WHEREAS, Section 12.2 of the Plan reserves to the Employer the right to amend the Plan; and

WHEREAS, the Employer desires to merge the assets and liabilities of the O-I Packaging Solutions LLC 401(k) Plan with and into the Plan on or about March 31, 2019; and

WHEREAS, the Employer desires to amend the Plan to reflect merged plans in general and the O-I Packaging Solutions LLC 401(k) Plan in particular.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Effective January 1, 2019, a new ARTICLE SIXTEEN is added to the Plan to read as follows:

ARTICLE SIXTEEN - SPECIAL PROVISIONS FOR MERGED PLANS

This Article Sixteen sets forth special provisions that relate to account balances transferred into the Plan in connection with mergers.

16.1                        SPECIAL PROVISIONS WITH RESPECT TO THE MERGER OF THE O-I PACKAGING SOLUTIONS LLC 401(K) PLAN.  The provisions of this Section 16.1 apply to the accounts maintained under the O-I Packaging Solutions LLC 401(k) Plan immediately prior to the date that the assets and liabilities of the O-I Packaging Solutions 401(k) Plan were merged with and into the Plan (“Merger Date”).

(a)                                 All Accounts transferred from the O-I Packaging Solutions 401(k) Plan are fully vested.

(b)                                 Matching contributions transferred from the O-I Packaging Solutions LLC 401(k) Plan include amounts attributable to the Prior Vitro Packaging LLC 401(k) Plan Match II contributions, $$ matching contributions and Safe Harbor matching contributions.